UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August  13, 2015

Sterling Real Estate Trust
(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2015, Sterling Real Estate Trust (“Sterling”), though a subsidiary of its operating partnership, Sterling Properties, L.L.L.P. acquired a 14 story suburban office building property for $52.5 million pursuant to the terms of a purchase agreement, dated July 1, 2015, between a subsidiary of Sterling Properties, L.L.L.P. and a unaffiliated third party.  Sterling owns 70% of the subsidiary and controls its operations.  The majority of the remaining 30% interest is owned by a financial institution. The property contains 298,171 rentable square feet of office space located in Bloomington, Minnesota known as the Northland Plaza.  The consideration for the Property consists of (i) a new secured loan from Life Insurance Company of the Southwest with an aggregate principal amount of $35.6 million and an average interest rate of 4.32% which matures on September 10, 2027 and (ii) cash.

The foregoing description of the terms and conditions of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by the Form of Purchase and Sale Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.   The purchase agreement also contains representations and warranties made by the parties thereto made to and solely for the benefit of each other, and such representation and warranties should not be relied upon by any other person.  The assertions embodied in those representations and warranties were made solely for the purposes of the purchase agreement and are subject to important qualifications and limitations agreed to by and between the Sterling and the other parties thereto in connection with negotiating the purchase agreement.  Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

The foregoing description of the terms and conditions of the loan and the loan documents does not purport to be complete and is qualified in its entirety by (1) the Promissory Note, and (2) the Open End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture filings, which are filed as Exhibits 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title
10.1	Form of Purchase and Sale Agreement dated as of July 1, 2015
10.2	Form of Promissory Note dated as of August 13, 2015
10.3	Form of Mortgage, Security Agreement and Fixture Filing dated as of August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust
Date: August 18, 2015
By: /s/ Bradley J. Swenson
Name: Bradley J. Swenson
Title: President